EXHIBIT 3.4

                               State of Delaware

                        Office of the Secretary of State

                       ---------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ORION SATELLITE CORPORATION", CHANGING ITS NAME FROM "ORION SATELLITE CORPORATION" TO "ORION NETWORK SERVICE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                                       EDWARD J. FREEL
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

                                             AUTHENTICATION - 8543471
                                                              07-03-97

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          ORION SATELLITE CORPORATION

     Orion Satellite Corporation, a corporation, organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Certificate of Incorporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL");

     1. The Certificate of Incorporation of the Corporation is hereby amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

               FIRST: The name of the Corporation is Orion Network Services, Inc. (hereinafter called the "Corporation").

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged in accordance with Section 103 of the DGCL.

                                                     ORION SATELLITE CORPORATION


                                                  By: __________________________
                                                  Name: W. Neil Bauer
                                                  Title: Chief Executive Officer

                          State of Delaware

                        Office of the Secretary of State

                       ---------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ORION SATELLITE CORPORATION", CHANGING ITS NAME FROM "ORION SATELLITE CORPORATION", FILED IN THIS OFFICE ON
THE TWENTY-SECOND DAY OF JANUARY, A.D. 1988, AT 10 O'CLOCK A.M.



                                                       EDWARD J. FREEL
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

                                             AUTHENTICATION - 0045198
                                                              10-26-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ORION SATELLITE CORPORATION

     FIRST:  The  name  of  the  Corporation  is  Orion  Satellite   Corporation
(hereinafter called the "Corporation"),

     SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at said address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total numaber of shares of stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock, all of one class, having a par value of $.01 per share.

     FIFTH: The name and mailing address of the incorporation is John G. Puente, 1350 Piccard Drive, Rockville, MD 20850 (the "Incorporator").

     SIXTH: The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons, having the indicated mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until successor or successors are elected and qualify:

           Name                       Mailing Address
           ----                       ---------------

John G. Puente                        1350 Piccard Drive
                                      Rockville, Maryland 20850

Christopher J. Visas, II              1835 K Street, N.W., Suite 201
                                      Washington, D.C. 20006

C. Elliott Bardsley                   1350 Piccard Drive
                                      Rockville, Maryland 20850

     SEVENTH: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. Unless and except to the extent that the by-laws of the Corporation shall otherwise require, the election of directors of the Corporaion need not be by written ballot.

     EIGHT: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal by-laws of the Corporation.

     NINTH: No director of the Corporaion shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing contained in this Article Ninth shall eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorpation, any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as herafeter amended are granted subject to the rights resserved in this Article Tenth.

     IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 20th day of January, 1987.

                                                  ______________________________
                                                  John G. Puente

                                State of Delaware

                        Office of the Secretary of State

                        ---------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ORION NETWORK SERVIES, INC.", CHANGING ITS NAME FROM "ORION NETWORK SERVICES, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF
JUNE, A.D. 1998, AT 11 O'CLOCK A.M.



                                                       EDWARD J. FREEL
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

                                             AUTHENTICATION - 9944562
                                                              08-30-99

                         CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          ORION NETWORK SERVICES, INC.

     Orion Network Services, Inc., a corporation, organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Certificate of Incorporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL");

     1. The Certificate of Incorporation of the Corporation is hereby amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

               FIRST: The name of the Corporation is Loral Orion Services, Inc. (hereinafter called the "Corporation").

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged in accordance with Section 103 of the DGCL.

                                    ORION OLDCO SERVICES, INC., Sole Stockholder




                                     By: _______________________________________
                                         Name: W. Neil Bauer
                                         Title: Chief Executive Officer